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Schedule 13D


                                                                       Exhibit 1


                             JOINT FILING AGREEMENT

         The undersigned agree that this Schedule 13D dated December 17, 2001 relating to the Common Stock of Raytel Medical Corporation shall be filed on behalf of the undersigned.

                                                  /s/ Richard F. Bader
                                             ----------------------------
                                                  Richard F. Bader



                                                  /s/ Albert J. Henry
                                             ----------------------------
                                                  Albert J. Henry



                                             RT Acquisition Group, Inc.



                                             By:  /s/ Albert J. Henry
                                                ----------------------
                                             Name:    Albert J. Henry
                                             Title:   Chairman

                                                  /s/ Rory Riggs
                                             ----------------------------
                                                  Rory Riggs



                                             Balfour LLC



                                             By:  /s/ Rory Riggs
                                                -------------------------
                                             Name:    Rory Riggs
                                             Title:   Managing Member